Exhibit 99.1

1750 Tysons Boulevard, Suite 1300, McLean, VA 22102 tel: 703.918.4480 fax: 703.714.6511 www.alionscience.com

FOR IMMEDIATE RELEASE

Contact:

Peter J. Jacobs

Tel: 703.269.3473

E-mail: pjacobs@alionscience.com

Alion Science and Technology Corporation Announces Commencement of

Exchange Offer, Consent Solicitation, and Unit Offering Relating to

Its 10.25% Senior Notes due 2015

McLean, Virginia — May 13, 2014 —Alion Science and Technology Corporation (the “Company”) announced today that it has commenced an exchange offer, consent solicitation and a unit offering relating to its 10.25% Senior Notes due 2015 (the “Unsecured Notes”). The transactions are part of the previously announced transaction in which the Company is seeking to refinance its existing indebtedness.

Under the terms and subject to the conditions set forth in the prospectus, the Company:

1.              is offering to exchange (the “Exchange Offer”) all of its Unsecured Notes and the related guarantees for, at the election of the holders of the Unsecured Notes, either the New Securities Option; subject to proration, the Cash Option; or, for holders wishing to participate in the Unit Offering, the New Securities Plus Unit Offering Option, each as described below; and

2.              will apply the proceeds generated from the offering of Units (the “Unit Offering”) as described below, to finance the purchase of a portion of the Unsecured Notes accepted for exchange pursuant to the Cash Option (defined below), if any.

In addition, the Company is soliciting consents (the “Consent Solicitation” and together with the Exchange Offer and the Unit Offering, the “Transactions”) from holders of Unsecured Notes to certain proposed amendments to the indenture governing the Unsecured Notes. The proposed amendments would eliminate substantially all of the affirmative and negative covenants and eliminate certain events of default contained in the indenture governing the Unsecured Notes.

Holders of approximately 71.1% of the outstanding principal amount of the Unsecured Notes (the “Supporting Noteholders”) have committed to tender their Unsecured Notes and deliver related consents into the Exchange Offer and Consent Solicitation for the New Securities Option and agreed not to withdraw their tenders (or revoke related consents) pursuant to, and subject to conditions set forth in, a support agreement described in the prospectus.

The New Securities Option

For each $1,000 principal amount of Unsecured Notes accepted for exchange in the Exchange Offer, holders may elect to receive the following (the “New Securities Option”):

•                  $1,000 principal amount of the Company’s Third-Lien Senior Secured Notes due 5.5 years after the Settlement Date and the related guarantees (the “Third-Lien Notes”);

•                  One immediately exercisable warrant to purchase no less than 5.9701768 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Penny Warrant”); and

•                  Three warrants, each to purchase no less than 2.3880707 shares of the Company’s common stock (the “Cash Warrants” and together with the Penny Warrants and Third-Lien Notes, the “New Securities”).  The Cash Warrants are exercisable and have exercise prices as follows:

•                  One of the Cash Warrants will be exercisable on the date on which its exercise price is set at an exercise price equal to the lesser of:

•                  $8.10 per share;

•                  if the Company receives a valuation of its common stock for the purpose of valuing its common stock in connection with its Employee Stock Ownership Plan (the “ESOP”) prior to the Settlement Date, or that relates to the period ended March 31, 2014 (or as of the end of any period that includes any portion of our fiscal six-month period ended March 31, 2014), the value included in such valuation; and

•                  the value of the common stock set forth in a valuation conducted within two months of the Settlement Date, which valuation will reflect the closing of the refinancing transactions (subject to certain exceptions if the valuation is not timely performed).

•                  One of the Cash Warrants will be exercisable at any time following the first anniversary of the Settlement Date at an exercise price equal to the per share valuation existing at the time of such first anniversary for the purpose of valuing the common stock in connection with the ESOP (subject to certain exceptions if the valuation is not timely performed); and

•                  One of the Cash Warrants will be exercisable at any time following the second anniversary of the Settlement Date at an exercise price equal to the per share valuation existing at the time of such second anniversary for the purpose of valuing the common stock in connection with the ESOP (subject to certain exceptions if the valuation is not timely performed).

As used in this press release, the “Settlement Date” means the settlement date of the Exchange Offer, which is expected to occur on the third business day following the Expiration Date.

The Cash Option

For each $1,000 principal amount of Unsecured Notes accepted for exchange in the Exchange Offer, holders may elect to receive the following (the “Cash Option”):

•                  $600 in cash. If the cash required to purchase all Unsecured Notes validly tendered pursuant to the Cash Option (excluding accrued and unpaid interest and the Early Tender Payment (defined below)) exceeds $20,000,400, each holder who elected the Cash Option will have the amount of its Unsecured Notes accepted for exchange into the Cash Option prorated as described in the Prospectus, with the balance of its Unsecured Notes being exchanged into New Securities as if that holder elected the New Securities Option with respect to the balance of that holder’s Unsecured Notes.

The New Securities Plus Unit Offering Option

For each $1,000 principal amount of Unsecured Notes accepted for exchange in the Exchange Offer, holders may elect to receive the same securities offered in the New Securities Option plus purchase Units in the Unit Offering (the “New Securities Plus Unit Offering Option”).   Upon the terms and subject to the conditions described in the prospectus, depending on the principal amount of Unsecured Notes held, holders of Unsecured Notes may be able to purchase Units in the Unit Offering at a purchase price equal to $600 per Unit, or the “Unit Price.” Each Unit consists of the same package of New Securities being offered pursuant to the New Securities Option in the Exchange Offer per $1,000 principal amount of Unsecured Notes tendered. In order to purchase a Unit, a holder of Unsecured Notes must:

•                  validly tender all (but not less than all) of the Unsecured Notes held by it in to the New Securities Plus Unit Offering Option at or prior to the Early Tender Date (and not withdraw that tender);

•                  irrevocably agree to purchase the maximum number of Units as to which the holder is entitled to purchase (which assumes that the cash required to purchase all Unsecured Notes accepted for exchange pursuant to the Cash Option is at least $10,000,200); and

•                  make a cash payment at the time of tender of the Unsecured Notes in an amount equal to $600 times the maximum number of Units which the holder is entitled to purchase.

In the case of all three options, for each $1,000 principal amount of Unsecured Notes accepted for exchange in the Exchange Offer that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on May 28, 2014, unless extended by the Company (the “Early Tender Date”), holders will receive an additional $15.00 in cash (the “Early Tender Payment”).

In order to participate in the Exchange Offer, a holder of Unsecured Notes must tender all of its Unsecured Notes in the Exchange Offer.

The Exchange Offer and Consent Solicitation will expire at 9:00 a.m., New York City time, on June 12, 2014 unless extended by the Company (the “Expiration Date”). Tenders of outstanding Unsecured Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on May 28, 2014, unless extended by the Company (the “Withdrawal Deadline”). The Unit Offering will expire at 5:00 p.m., New York City time, on May 28, 2014, unless extended by the Company. The election to purchase Units in the Unit Offering cannot be revoked except that a valid withdrawal of Unsecured Notes in the Exchange Offer will be deemed to have revoked any election to purchase Units in the Unit Offering.

The completion of the Transactions is subject to the conditions described in the prospectus, including the satisfaction or waiver by the Company of the minimum tender condition, which requires that 95% of the outstanding aggregate principal amount of Unsecured Notes be validly tendered (and not validly withdrawn) in the Exchange Offer. Subject to applicable law and certain of our contractual agreements, the Company may waive certain conditions applicable to the Transactions and may extend, terminate or amend the Transactions, without extending or reinstituting the Withdrawal Deadline or extending the Expiration Date, except as required by law.

The offer is being made only by means of a prospectus.  Copies of the prospectus and the transmittal materials may be obtained free of charge, by contacting the Information and Exchange Agent at the following address:

Global Bondholder Services

By Facsimile (for eligible institutions only): (212) 430-3775/3779

Confirmation: (212) 430-3774

By Phone:  866-470-3900 (toll free)

By Mail, Overnight Courier Hand Delivery:

65 Broadway, Suite 404

New York, New York 10006

Attn: Corporate Actions

They can also be obtained free of charge at http://www.gbsc-usa.com/Alion, the SEC’s website (http://www.sec.gov), or by contacting Alion Science and Technology Corporation, 1750 Tysons Boulevard, Suite 1300, McLean, Virginia 22102, (703) 918-4480, Attention: Kevin Boyle, Senior Vice President, General Counsel & Secretary.

A registration statement relating to the Transactions  was declared effective by the Securities and Exchange Commission on May 9, 2014. The full terms of the Transactions, including descriptions of the Third-Lien Notes, the material differences between the Third-Lien Notes and the Unsecured Notes, the Unit Offering, and other information relating to the Transactions are contained in the prospectus dated May 13, 2014.

Goldman, Sachs & Co. has been retained to act as the dealer manager and solicitation agent in connection with the exchange offer and consent solicitation. The information and exchange agent for the Transactions is Global Bondholder Services Corporation. Questions regarding the procedures for participating in the Transactions, requests for assistance regarding the process, and requests for additional copies of the prospectus and transmittal materials governing the Transactions may be directed to Global Bondholder Services at its address set forth below.

This press release does not constitute an offer to sell any securities or the solicitation of an offer to exchange any of the Company’s outstanding Unsecured Notes or any other security, nor shall there be any sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Information included in this press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding the expected terms of the proposed refinancing transaction. These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “pro forma,” “forecast,” “projections,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions.  Factors that could cause actual results to differ materially from anticipated results include, but are not limited to: the inability to refinance the Company’s indebtedness on satisfactory terms, or at all, prior to maturity of such indebtedness; U.S. government debt ceiling limitations, sequestration, continuing resolutions, or other similar federal government budgetary or funding issues; U.S. government shutdowns; U.S. government decisions to reduce funding for projects the Company supports; failure to retain the Company’s existing government contracts, win new business and win re-competed contracts; failure of government customers to exercise contract options; limits on financial and operational flexibility given the Company’s substantial debt and debt covenants; the effect, if any, of the Company’s refinancing efforts and financial condition on its relationships with its customers and the Company’s ability to attract new business; material changes to the Company’ capital structure, including financing transactions which may dilute ESOP participants’ interest in the Company’s capital stock; and other factors discussed in this press release, the Company’s annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and subsequent Current Reports on Form 8-K, in each case as filed with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any of the forward-looking statements made in this press release, whether as a result of new information, future events, changes in expectations or otherwise.

###